UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2006
GRANITE FALLS ENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	000-51277 (Commission File Number)	41-1997390 (I.R.S. Employer Identification No.)
15045 Highway 23 SE
Granite Falls, MN 56241-0216
(Address of principal executive offices)
(320) 564-3100
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 13, 2006, pursuant to our agreement regarding plan of reorganization with Gopher State Ethanol, LLC, we executed a lease agreement with our wholly-owned subsidiary, GS Acquisition, Inc., under which we leased all of our operating assets to GS Acquisition. We then executed articles of merger, a plan of merger and a certificate of merger with Gopher State. Under the merger agreement, GS Acquisition was merged with and into Gopher State, at which time, the separate corporate existence of GS Acquisition ceased. All outstanding equity interest in Gopher State was cancelled. One hundred percent (100%) of the outstanding equity interest in GS Acquisition was converted into one hundred percent (100%) of the outstanding equity interest in Gopher State. As such, Gopher State has survived as our wholly-owned subsidiary and is leasing all of our operating assets.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC
Date: April 19, 2006	/s/ Michael Nealon
Michael Nealon, Chief Financial Officer